EX-23 3 dex23.htm CONSENT OF ERNST & YOUNG LLP
Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 33-2084)

•	Registration Statement (Form S-3 No. 333-113637)

•	Registration Statement (Form S-3ASR. 333-132051)

•	Registration Statement (Form S-3ASR No. 333-140732)

•	Registration Statement (Form S-8 No. 33-16230)

•	Registration Statement (Form S-8 No. 33-25537)

•	Registration Statement (Form S-8 No. 33-29136)

•	Registration Statement (Form S-8 No. 33-33853)

•	Registration Statement (Form S-8 No. 33-33854)

•	Registration Statement (Form S-8 No. 33-37449)

•	Registration Statement (Form S-8 No. 33-41498)

•	Registration Statement (Form S-8 No. 33-41499)

•	Registration Statement (Form S-8 No. 33-41735)

•	Registration Statement (Form S-8 No. 33-47655)

•	Registration Statement (Form S-8 No. 33-57029)

•	Registration Statement (Form S-8 No. 333-09213)

•	Registration Statement (Form S-8 No. 333-73429)

•	Registration Statement (Form S-8 No. 333-32008)

•	Registration Statement (Form S-8 No. 333-43382)

•	Registration Statement (Form S-8 No. 333-48896)

•	Registration Statement (Form S-8 No. 333-66604)

•	Registration Statement (Form S-8 No. 333-110589)

of our reports dated February 17, 2009, with respect to the consolidated financial statements of CSX Corporation and the effectiveness of internal control over financial reporting of CSX Corporation included in this Annual Report (Form 10-K) for CSX Corporation for the year ended December 26, 2008.

/s/ Ernst & Young LLP
Jacksonville, Florida
February 17, 2009